Exhibit (e) (vii) under Form N-1A
                                           Exhibit (1) under Item 601/Reg. S-K


                                  Amendment to

                           Distributor's Contracts

                                   between

                             the Federated Funds

                                     and

                          Federated Securities Corp.



      This Amendment to the Distributor's Contracts (each an "Agreement" and together, the "Agreements") between the Federated Funds listed on Exhibit A, (each a "Fund" and collectively, the "Funds") and Federated Securities Corp. ("Distributor") is made and entered into as of the 1st day of October, 2003.



            WHEREAS, each Fund has entered into an Agreement with the Distributor under and pursuant to which the Distributor is the principal underwriter of the shares of the Fund;



            WHEREAS, the Securities and Exchange Commission and the United States Treasury Department ("Treasury Department") have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "Applicable Law"), specifically requiring certain financial institutions, including the Funds and the Distributor, to establish a written anti-money laundering and customer identification program ("Program");



      WHEREAS, each of the Funds and the Distributor have established a Program and wish to amend the Agreements to reflect the existence of such Programs and confirm the allocation of responsibility for the performance of certain required functions;



            NOW, THEREFORE, the parties intending to be legally bound agree and amend each Agreement as follows:



1. The Funds and the Distributor each represent, warrant and certify that they have established, and covenant that at all times during the existence of each respective Agreement they will maintain, a Program in compliance with Applicable Law.

2. The Funds each represent and warrant that the Funds have entered into an amendment to the agreement with the transfer agent of the Funds, pursuant to which the transfer agent has agreed to perform all activities, including the establishment and verification of customer identities as required by Applicable Law or its Program, with respect to all customers on whose behalf Distributor maintains an account with the Funds.

3. Distributor covenants that it will enter into appropriate amendments to selling or other agreements with financial institutions that establish and maintain accounts with the Funds on behalf of their customers, pursuant to which such financial institutions covenant to establish and maintain a Program with respect to those customers in accordance with Applicable Law.



In all other respects, each Agreement first referenced above shall remain in full force and effect.



   WITNESS the due execution hereof as of the 1st day of October, 2003.



                          FUNDS



                          By:  /s/ John W. McGonigle

                          Name:  John W. McGonigle

                          Title:   Executive Vice President





                          federated Securities Corp.



                          By:  /s/ James F. Getz

                          Name:  James F. Getz

                          Title:         President - Broker/Dealer


                                  EXHIBIT A



Funds       Distributor's Contract Date



Cash Trust Series, Inc.                               March 1, 1993

Cash Trust Series II                                  January 25, 1991

Edward Jones Money Market Fund                        April 1, 2001

Edward Jones Tax-Free Money Market Fund               March 1, 2001

Federated Adjustable Rate Securities Fund             April 24, 1992

Federated American Leaders Fund, Inc.                 March 1, 1993

Federated Equity Funds                                June 1, 1995

Federated Equity Income Fund, Inc.                    March 1, 1993

Federated Fixed Income Securities Fund, Inc.          December 24, 1991

Federated GNMA Trust                                  May 29, 1992

Federated Government Income Securities, Inc.          July 17, 1996

Federated High Income Bond Fund, Inc.                 March 1, 1993

Federated High Yield Trust                            August 1, 1989

Federated Income Securities Trust                     December 31, 1991

Federated Income Trust                                June 1, 1992

Federated Index Trust                                 September 3, 1991

Federated Institutional Trust                         September 1, 1994

Federated Insurance Series                            December 1, 1993

Federated International Series, Inc.                  February 11, 1991

Federated Investment Series Funds, Inc.               June 22, 1992

Federated Limited Duration Government Fund, Inc.      July 22, 1991

Federated Managed Allocation Portfolios               December 1, 1993

Federated Municipal Opportunities Fund, Inc.          July 17, 1996

Federated Municipal Securities Fund, Inc.             March 1, 1993

Federated Municipal Securities Income Trust           September 9, 1991

Federated Short-Term Municipal Trust                  June 1, 1993

Federated Stock and Bond Fund, Inc.                   March 1, 1993

Federated Stock Trust                                 August 1, 1989

Federated Total Return Government Bond Fund           September 1, 1995

Federated Total Return Series, Inc.                   December 1, 1993

Federated U.S. Government Bond Fund                   August 1, 1989

Federated U.S. Government Securities Fund:  1-3 Years May 29, 1992

Federated U.S. Government Securities Fund:  2-5 Years May 29, 1992

Federated World Investment Series, Inc.               March 1, 1994

Intermediate Municipal Trust                          June 1, 1993

Money Market Obligations Trust                        March 1, 1994